                                                                   EXHIBIT 10.20

                              PRODUCTION AGREEMENT


         THIS AGREEMENT is made and entered into as of the 14th day of February, 2002, by and among IMAGE SENSING SYSTEMS, INC., a Minnesota corporation with its principal place of business at 500 Spruce Tree Center, 1600 University Avenue, Suite 500, West St. Paul, Minnesota 55104 ("ISS"); WIRELESS TECHNOLOGY, INC., a Nevada corporation with its principal place of business at 2064 Eastman Avenue, Suite 113, Ventura, California 93003 ("WTI"); and ECONOLITE CONTROL PRODUCTS, INC., a California corporation with it principal place of business at 3360 East La Palma Avenue, Anaheim, California 92806 ("Econolite").

         WHEREAS, ISS and WTI entered into that certain Distribution Agreement dated April 20, 2001 (the "Distribution Agreement") and, among other things, development of an integrated camera/image processor automated video processing unit (the "SOLOPRO"), and the development of an AIS image sensor ("AIS") as more specifically set forth therein, the terms of which included, among other things, that ISS paid certain non-recurring engineering charges;

         WHEREAS, the parties desire that WTI manufacture the SOLOPRO and AIS for sale exclusively to ISS and Econolite, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of the Agreement, the following terms shall have the following meanings and shall include the plural as well as the singular. All capitalized terms used and not defined herein shall have the same meaning as in the Distribution Agreement.

         "WTI Intellectual Property" means all proprietary information of WTI including, without limitation, (a) all of WTI's intellectual property rights pursuant to the Distribution Agreement; (b) matters of a technical nature such as trade secret processes or devices, know-how, techniques, software, data, drawings, diagrams, programs, plans, formulas, inventions (whether or not patentable), bills of material, specifications and characteristics of products planned or being developed, and research subjects, methods and results; (c) matters of a business nature such as information about costs, margins, pricing policies, markets, sales, suppliers, customers, product plans and marketing plans or strategies; and (d) other "information of a similar nature that is not generally disclosed by WTI to the public.

         "Econolite Intellectual Property" means all proprietary information of Econolite including, without limitation, (a) matters of a technical nature such as trade secret processes or devices, know-how, techniques, software, data, drawing, diagrams, programs, plans, formulas, inventions (whether or not patentable), bills of material, specifications and characteristics of products planned or being developed, and research subjects, methods and results; (b) matters of a business nature such as information about costs, margins, pricing policies, markets, sales, suppliers, customers, product plans and marketing plans or strategies; and (c) other information of a similar nature that is not generally disclosed by Econolite to the public.

         "Econolite Territory" means North America and the Caribbean.

         "ISS Intellectual Property" means all proprietary information of ISS including, with limitation, (a) all of ISS's intellectual property rights pursuant to the Distribution Agreement; (b) matters of a technical nature such as trade secret processes or devices, know-how, techniques, software, data, drawings, diagrams, programs, pans, formulas, inventions (whether or not patentable), bills of material, specifications and characteristics of products planned or being developed, and research subjects, methods and results; (c) matters of a business nature such as information about costs, margins, pricing policies, markets, sales, suppliers, customers, product plans and marketing plans or strategies; and (d) other information of a similar nature that is not generally disclosed by ISS to the public.

         "ISS Territory" means all countries and jurisdictions in the world excluding North America and the Caribbean.

         "Preproduction Documentation" means preproduction prints and schematics/circuit layout for the enclosure and cabling, associated electronics, bills of material, specifications and other information, in written or other tangible form, relevant to the manufacture of the SOLOPRO and the AIS, developed pursuant to the Statement of Work and approved by ISS.

         "Production Documentation" means final production prints and schematics/circuit layout for the enclosure and cabling, associated electronics, bills of material, specifications and other information, in written or other tangible form, relevant to the manufacture of the SOLOPRO and AIS, developed pursuant to the Statement of Work and approved by ISS.

         "Specifications" means the technical design, performance and functional specifications for the SOLOPRO and AIS developed pursuant to the Statement of Work and approved by ISS.

2. LICENSE GRANT AND PRODUCTION.

         (a) Subject to the terms and conditions set forth herein, in the Distribution Agreement, ISS and Econolite each hereby grant to WTI a non-exclusive, non-transferable, non-assignable (whether by operation of law or otherwise) royalty-free right and license to use such of the ISS Intellectual Property and Econolite Intellectual Property as may be necessary to make, design, develop, assemble, manufacture and repair the SOLOPRO and the AIS solely for sale to ISS and Econolite in the manner provided herein. WTI shall acquire no right, title or interest in or to the ISS Intellectual Property or the Econolite Intellectual Property other than the foregoing limited license, nor shall WTI have the right or authority to sublicense all or any portion of the ISS Intellectual Property or Econolite Intellectual Property.

         (b) WTI agrees to manufacture and sell exclusively to ISS and Econolite, so many units of the SOLOPRO and the AIS as ISS and Econolite may order from time to time. ISS and Econolite each agree to purchase from WTI all of their respective requirements for the SOLOPRO and the AIS for sale to end users in the ISS and Econolite Territories until such time as ISS and or Econolite shall have purchased an aggregate total of 10,000 units of SOLOPRO and AIS. Econolite and ISS agree to continue to purchase all of its requirements for the SOLOPRO and AIS thereafter, subject to Econolite's option set for in Section 5 and ISS's right of termination pursuant to Section 8 herein. Notwithstanding the foregoing, nothing in the

Agreement shall be deemed to require either ISS or Econolite to purchase a minimum number of units from WTI.

         (c) WTI agrees that the SOLOPRO and AIS shall be manufactured in strict conformance with the Specifications and the Production Documentation. WTI further agrees to implement such procedures as may be agreed upon by WTI, ISS and Econolite to achieve a production quality goal of zero defects. WTI further agrees that it shall not make any changes to the SOLOPRO or AIS which affect compliance with the Specifications and the Production Documentation or the form, fit, function or performance of the SOLOPRO or AIS without ISS's and Econolite's prior written approval. Notwithstanding the foregoing, WTI acknowledges and agrees that, during the term of this Agreement, it shall be responsible for "continuation engineering" for the SOLOPRO and the AIS. For purposes of the Agreement, "continuation engineering" shall mean any re-design necessitated by field errors, cost reduction, quality improvement and replacement of obsolete parts. Any request by ISS for WTI to undertake any specific continuation engineering shall be governed by a Change Order and Statement of Work issued to WTI.

         (d) Econolite and ISS agree to provide WTI with calendar year and quarterly Sales Forecasts of target quantities of SOLOPRO and AIS product as long as this Production Agreement is in effect. Econolite agrees to supply to WTI in a timely manner, a sufficient quantity of CPU Circuit Boards as required to satisfy SOLOPRO production requirements. Promptly upon WTI's acceptance of Purchase Orders from Econolite and ISS, which include product quantities, and requested delivery dates, WTI shall enter into purchasing relationships with integrated circuit and component parts distributors to assure a ready supply of long lead time items. WTI further agrees to stock sufficient inventory of parts to assure a lead-time of not more than forty-five (45) days on orders for the SOLOPRO and AIS.

         (e) In the event WTI decides to discontinue manufacture of the SOLOPRO and AIS, WTI agrees to provide ISS and Econolite with notice of such intent at least six (6) months prior to the anticipated termination date. WTI further agrees to provide ISS and Econolite with such assistance as may be reasonably necessary to establish another manufacturer for the SOLOPRO and AIS; provided, however, that WTI shall be reasonably compensated for its time and effort in connection therewith.

3. TERMS OF SALE.

         (a) ISS and Econolite shall each place orders for the SOLOPRO and AIS, in writing, by mail, E-Mail, telex or facsimile, which orders shall set forth, at a minimum, identification of the SOLOPRO and AIS, quantity and unit prices, shipping instructions, shipping address and requested delivery dates. WTI will notify ISS and Econolite of its acceptance of all orders, in writing, within ten
(10) days after receipt thereof. Any orders not accepted or rejected within such ten (10) day period shall be deemed accepted.

                  (b) (i) ISS, Econolite and WTI acknowledge and agree that the target purchase price to ISS and Econolite for the SOLOPRO is $740 per unit, which includes installation by WTI of a CPU Board furnished by Econolite, loading software and testing the product.

                  (ii) ISS, Econolite and WTI acknowledge and agree that the target purchase price to ISS and Econolite for the AIS is $665 per unit.

                  (iii) At the end of each calendar quarter while this Agreement is in effect, WTI will advise ISS and Econolite of the purchase price per unit of SOLOPRO and AIS for the next succeeding quarter.

                  (iv) At any time after the expiration of six (6) months from the commencement of this Agreement, WTI may adjust the selling prices of SOLOPRO and/or AIS by providing written notice of such proposed price change to Econolite and ISS at least 45 days in advance of such proposed price change. The adjustment to prices shall not exceed the lesser of the percentage change in the Consumers Price Index - Urban Markets for the preceding twelve (12) months period, or five percent (5%). Such price increase shall not apply to orders accepted by WTI prior to the effective date of the proposed price increase; provided Econolite and ISS accept delivery of such orders in process with WTI not more than 30 days after the effective date of price increase. In the event WTI must accept material price increases from vendors contractually specified by ISS and/or Econolite, WTI may increase prices in excess of the five percent (5%) limitation expressed herein; provided that WTI shall provide documentation of such increase directly to ISS and Econolite substantiating such material cost increases. WTI shall, upon request of either ISS or Econolite, provide material cost, labor and overhead data to substantiate any price increases.

         (c) All units of the SOLOPRO and AIS will be shipped F.O.B. from WTI's point of shipment by the common carrier specified by ISS or Econolite, as the case may be. WTI will "drop ship" such units as ISS or Econolite, as the case may be, may request. Title to the units and risk of loss shall pass to ISS or Econolite, as the case may be, upon WTI's delivery thereof to such carrier regardless of any provisions for payment of freight or insurance or forms of shipping documents. All prices are exclusive of freight, insurance, custom duties, import or export fees, sales, use, excise of other taxes, all of which shall be ISS's or Econolite's, as the case may be, responsibility.

         (d) ISS and Econolite, as the case may be, shall conduct any incoming acceptance tests within sixty (60) days after receipt of a shipment. In the event of any shortage or nonconforming units, excepting for defects attributable to the SOLOPRO CPU Board and associated Software, ISS or Econolite, as the case may be, shall promptly report the same to WTI, and WTI shall immediately deliver additional or substitute units to ISS or Econolite, as the case may be, and shall be responsible for all freight, insurance and other charges in connection therewith. If it is determined that the SOLOPRO CPU Board is defective, Econolite shall be responsible for all freight, insurance and other charges in connection therewith. If it is determined that the SOLOPRO Software is at fault ISS shall be responsible for all freight, insurance and other charges in connection therewith.

         (e) WTI shall invoice ISS or Econolite, as the case may be, for the SOLOPRO and the AIS purchased hereunder upon shipment, and payment shall be made net forty-five (45) days from the date of such invoice.

         (f) In the event of any conflict between the terms and conditions of this Agreement and any purchase order, acknowledgement, invoice or other document passing between the parties, the terms and conditions of the Agreement shall control for all purposes.

4. LIMITED WARRANTIES.

         (a) WTI warrants to ISS and Econolite that, excepting for defects attributable to the SOLOPRO CPU Board supplied by Econolite, and associated Software supplied by ISS, the SOLOPRO and AIS units sold hereunder will be free from defects in material and workmanship, and will conform to the Specifications for a period of two (2) years from the date of shipment. In the event any SOLOPRO or AIS fails to meet the foregoing warranty and is returned to WTI with all transportation charges prepaid, WTI will, at its option, repair or replace such defective SOLOPRO or AIS, or part thereof, within thirty (30) days of receipt. A return authorization number must be obtained from WTI prior to returning any SOLO PRO or AIS for warranty repair. Any SOLOPRO or AIS repaired or replaced hereunder shall be warranted for the remainder of the original warranty period or sixty (60) days, whichever is longer.

         (b) WTI makes no other warranty with respect to the SOLOPRO or AIS, and WTI shall not be liable or responsible for losses of any kind resulting from the use or sale thereof by ISS or Econolite, including any damages caused ISS, Econolite or end-users by any attendant or consequent deficiency, defect, error or malfunction. WTI, ISS AND ECONOLITE EXPRESSLY AGREE THAT THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY AND NO OTHER PERSON HAS THE AUTHORITY TO ASSUME FOR WTI ANY OTHER LIABILITIES IN CONNECTION WITH THE SALE OF THE SOLOPRO OR AIS.

         (c) WTI, ISS AND ECONOLITE EXPRESSLY AGREE THAT THE FOREGOING REMEDIES SHALL BE THE EXCLUSIVE REMEDIES TO ISS AND ECONOLITE AGAINST WTI FOR ANY DEFECTS IN SOLOPROS OR AIS SOLD HEREUNDER. IN NO EVENT SHALL WTI BE LIABLE TO ISS OR ECONOLITE : FOR ANY LOST PROFITS OR OTHER SPECIAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR INCIDENTAL DAMAGES, HOWEVER CAUSED ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE DISTRIBUTION OF THE SOLOPRO OR AIS BY ISS OR ECONOLITE.

         (d) WTI shall have no obligation to repair, replace or correct defective SOLOPRO or AIS under any warranty or otherwise if the defect or error resulted from improper or inadequate maintenance; unauthorized modification, alteration, disassembly, or misuse; intentional or accidental damage; use with software, hardware or interfaces not supplied or approved by WTI; operation outside the environmental specification of the SOLOPRO or AIS; improper site preparation and maintenance; or handling, installation or operation which is not in conformance with WTI's handling, installation and operating instructions.

         (e) Upon expiration of the foregoing warranty, WTI agrees that ISS and Econolite may each offer a repair service to end users of the SOLOPRO or AIS similar to the repair service presently offered by them with respect to WTI products.

5. ECONOLITE'S OPTION TO MANUFACTURE.

         (a) Econolite shall have an option to manufacture the SOLOPRO and AIS for sale in the Econolite Territory commencing upon the purchase of 10,000 units by ISS and/or Econolite, in the aggregate, and continuing thereafter for so long as this Agreement shall be in full force and effect, which option shall be exercisable on the terms and conditions set forth in subsection (c) below.

         (b) WTI shall provide ISS and Econolite with written notice at least eight (8) months prior to the anticipated date upon which 10,000 units of the SOLOPRO and AIS will have been sold to ISS and/or Econolite, in the aggregate, hereunder.

         (c) Econolite's option to manufacture is subject to the following conditions:

                  (i) Econolite shall exercise its option by providing ISS and WTI with one (1) year's prior written notice;

                  (ii) Econolite shall not be in breach of any provision in the Econolite Agreement or this Agreement; and

                  (iii) Econolite shall be able to meet the quality, price and other requirement (including without limitation, ISO-9001 guidelines or any successor guidelines) then applicable to the manufacture and sale of the SOLOPRO or AIS.

         (d) In the event Econolite exercises its option to manufacture, ISS shall terminate this Agreement pursuant to Section 8(c) herein and shall take such steps as are necessary to grant to Econolite a non-exclusive, non-transferable, non-assignable royalty-free right and sublicense, without the right to sublicense, to use such WTI Intellectual Property and ISS Intellectual Property as may be necessary to make, have made, use, sell or distribute the SOLOPRO and AIS.

         (e) Econolite acknowledges and agrees that it shall acquire no right, title or interest in or to the SOLOPRO, AIS, ISS Intellectual Property or WTI Intellectual Property other than the foregoing limited rights.

6. ACCOUNTING AND REPORTS.

         (a) WTI will deliver to ISS and Econolite, within thirty (30) days after the end of each month while this Agreement is in effect, a written report setting forth shipping destinations and sales of units of the SOLOPRO and AIS to ISS and Econolite during such month.

         (b) WTI shall keep complete, true, and accurate books of accounts and records for the purpose of showing the derivation of all reports due hereunder. Such books and records shall be kept at WTI's principal place of business for at least three (3) years after the end of the calendar year to which they pertain, and shall be open at all reasonable times for inspection by a representative of the other parties hereto for verification of reports or compliance with other aspects of this Agreement.

7. CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS.

         (a) Nothing in this Agreement shall be deemed to modify or alter the intellectual property rights set for in the Distribution Agreement.

         (b) The parties acknowledge that each party may receive or have access to information and material of the other party that is confidential, proprietary or trade secret information. As used herein, "Confidential Information" includes, but is not limited to, ISS Intellectual Property, WTI Intellectual Property and Econolite Intellectual Property and any other confidential, proprietary or trade secret information, technical and business information of WTI, ISS or Econolite, excluding any such information which (i) has been published or is otherwise readily available to the public other than by a breach of the Agreement; (ii) has been rightfully received from a third party without breach of confidentiality obligations; or (iii) has been independently developed by the receiving party by personnel having no access to the Confidential Information.

         (c) Each party agrees during the term of the Agreement and thereafter to take all steps reasonably necessary to hold in trust and confidence the Confidential Information of the other parties, and not to disclose such Confidential Information to third parties or to use such Confidential Information in any way other than as permitted under this Agreement, the Development Agreement or the Econolite Agreement, without the prior written consent of the other party. Each party agrees to limit disclosure of the Confidential Information of the other party to employees or independent contractors with a need to know such information and to maintain at all times appropriate agreements with any and all employees to protect the Confidential information of the other party.

         (d) In consideration of the opportunity to perform under this Agreement, the adequacy and sufficiency of which is hereby acknowledged, WTI agrees that for a period commencing on the date hereof and continuing for a period of one (1) year after termination of this Agreement, WTI shall not engage in any other projects, either for WTI, for Econolite or for a third party, which relate to the design or production of a CCD camera and image processor housed within a single enclosure for the field of use of automated video processing for traffic measurement, including, by way of example and not limitation, vehicles, trucks, pedestrians, airplanes, boats and bicycles, and that WTI shall treat all information relating to use of the WTI Components in this field of use as ISS Intellectual Property. The forgoing prohibition shall not apply to CCD and or Thermal Imaging (IR) video surveillance cameras manufactured by WTI.

         (e) WTI acknowledges and agrees that it shall have no rights at any time to sell the SOLOPRO or AIS to any party other than ISS and Econolite as provided herein.

8. TERM AND TERMINATION.

         (a) The term of this Agreement shall commence on the date hereof and shall continue until terminated as provided herein.

         (b) If any party defaults in the performance of a material obligation hereunder and such breach is not cured within forty-five (45) days after receipt of written notice specifying the nature of the default, a copy of which notice shall also be provided to the other party hereto, the complaining party shall have the right at its option to suspend performance of any action called for hereunder until such breach is cured or the defaulting party commences and diligently proceeds to effect such cure; or to cancel this Agreement by giving written notice of cancellation to the defaulting party, with a copy to the other party, effective immediately at any time subsequent to the forty-five (45) day cure period (provided no cure has been effected).

         (c) ISS may terminate this Agreement, with or without cause, upon six
(6) months' prior written notice. WTI may terminate this Agreement, with or without cause, upon twelve (12) months' prior written notice. In the event ISS terminates this Agreement with cause, WTI shall promptly deliver to ISS all tooling specific to production of the SOLOPRO and AIS.

         (d) This Agreement shall terminate automatically without notice (i) if either ISS or WTI files a petition in bankruptcy or is adjudicated a bankrupt;
(ii) if a petition in bankruptcy is filed against either ISS or WTI and such petition is not discharged within ninety (90) days of such filing; (iii) if ISS or WTI becomes insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law; (iv) if ISS or WTI discontinues its business; or (v) if a receiver is appointed for ISS or WTI or its business.

         (e) In the event ISS terminates this Agreement without cause as provided herein, ISS shall purchase all of WTI's inventory related solely to the manufacture or sale of the SOLOPRO and AIS, including raw materials, unique parts, work in process and finished goods up to a maximum purchase price of $100,000. The purchase price of such inventory shall be at WTI's cost plus 10%. In addition, ISS shall assume and satisfy all open Purchase Orders issued by WTI to Vendors supplying scheduled inventory related solely to the manufacture of the SOLOPRO and AIS. WTI will provide ISS with such information and documentation as ISS may reasonably request to document and support WTI's cost of such inventory.

9. GENERAL.

         (a) Notices. Any notice, request or demand required or desired hereunder shall be in writing and shall be deemed sufficient and completed if delivered personally, by first class mail, postage prepaid, or by overnight courier, with all freight charges prepaid, addressed to the address of each party first set forth above or such other address as may be given in a subsequent notice.

         (b) Representation. Each party warrants and represents to the other parties that: (i) it has the authority to enter into and perform this Agreement; and (ii) the execution, delivery and performance of this Agreement will not conflict with the terms and conditions of any other agreement to which it is or becomes a party or by which it is or becomes bound.

         (c) Indemnity. Each party shall save and hold harmless and indemnify the other party from and against any and all liability, claims, losses, costs and damages of whatever kind and nature, including reasonable attorneys' fees and costs of litigation, by any third party resulting directly or indirectly from any breach of this Agreement or warranties, representations and agreements contained herein, and from any facts, omissions, misrepresentations, warranties, covenants or obligations hereunder by such party. The foregoing obligations of indemnification are conditioned upon the indemnified party (i) giving prompt notice to the indemnifying party of any such claim or action; (ii) allowing the indemnifying party to control the defense, including the right to settle the action (so long as the settlement is without cost to the indemnified party); and
(iii) providing full assistance in the defense so long as the indemnifying party pays the indemnified party's reasonable out-of-pocket expenses incurred in connection with providing such assistance.

         (d) Insurance. WTI shall maintain in force at all times during the term of this Agreement and for at least three (3) years after expiration or termination of the Agreement, comprehensive general liability, property damage and business interruption insurance coverage in an amount not less than One Million Dollars ($1,000,000) with ISS and Econolite each named as an additional insured, and will, upon request, furnish certificates of insurance to ISS and Econolite specifying that ISS and Econolite will receive no less than thirty
(30) days' notice of cancellation, nonrenewal or material change to such insurance. All responsibility for payment of sums under any deductible, corridor or self-insured retention provisions of the policy or policies shall remain with WTI, and acceptance of the insurance by ISS and Econolite shall not in any way relieve or decrease the liability of WTI hereunder. It is expressly understood and agreed that neither ISS nor Econolite in any way represent that the above specified limits of liability or policy forms are sufficient or adequate to protect the parties' interests or liabilities.

         (e) Damages. None of the parties will, in any event, be liable for special, incidental or consequential damages of any nature or kind whatsoever, or for any indirect damages such as, but not limited to, exemplary or punitive damages, even if such party has been advised of the possibility of such damages and notwithstanding the form (e.g. contract negligence, or otherwise) in which any legal or equitable action may be brought against such party or any of its officers, directors, employees or subcontractors.

         (f) Dispute Resolution. Should any disagreement arise between WTI and ISS relating to the other party's performance hereunder or any other matter relating to this Agreement, WTI and Econolite agree to mediation and, if necessary, arbitration in the state of California. Notwithstanding the foregoing, either party shall be entitled to petition any court of competent jurisdiction within the State of California for injunctive relief with respect to an alleged breach of obligations of confidentiality or with respect to intellectual property rights.

         (g) Import/Export Regulations. The parties agree to comply with all import and export requirements imposed on the SOLOPRO and AIS by any country or organization in whose jurisdiction either party operates or does business. ISS shall be responsible for all export permits, import certificates, insurance, duty, customs clearance charges and/or licenses and related costs for units shipped into the ISS Territory. Econolite shall be responsible for all export permits, import certificates, insurance, duty, customs clearance charges and/or licenses and related costs for units shipped into the Econolite Territory.

         (h) Relationship. The parties are independent contractors and nothing in this Agreement shall be deemed to create the relationship of principal and agent or master and servant or a partnership or a joint venture between parties. Neither party shall have the power to bind the other party.

         (i) Governing Law; Interpretation. This Agreement shall be construed, interpreted and enforced under the laws of the State of California, excluding its provisions regarding conflicts of law. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof

         (j) No Waiver; Severability. No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right. If any clause is declared illegal or invalid, the remainder of this Agreement shall remain enforceable, its clauses being severable.

         (k) Force Majeure. None of the parties shall be liable for delays in performance that are caused by acts of God, acts of governmental or military authority, fires, floods, epidemics, strikes, riot and war or any other cause over which such party has no control. Under such conditions, the performance obligations shall be extended for a period not to exceed the time of the delay, provided that the party experiencing the delay immediately notifies the other party of the delay and anticipated duration and uses its best efforts to minimize the impact of the delay on its performance obligations. Notwithstanding the foregoing, the failure of any of the parties to pay the other party an amount then due shall not be deemed excused by reason of force majeure.

         (l) No Assignment or Deletion. None of the parties shall directly or indirectly sell, transfer, assign, convey, pledge, encumber, delegate or otherwise dispose of this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, either ISS or WTI may, without the prior consent of the other party, assign or transfer this Agreement as part of a corporate reorganization, consolidation, merger or sale of all or substantially all of its assets, provided such entity expressly agrees in writing to all of such party's obligations hereunder.

         (m) Entire Agreement. This Agreement, the Distribution Agreement, and the schedules and exhibits attached hereto or thereto, constitute the entire agreement concerning the subject matter covered herein and supersede all prior oral or written agreements, understandings and promises relating thereto. This Agreement may not be modified or amended except by an instrument in writing declared to be an amendment hereto and executed by both parties. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement in the manner appropriate to each as of the day and year first above written.

IMAGE SENSING SYSTEMS, INC.             WIRELESS TECHNOLOGY, INC.


By:   /s/ Anthony Gould                 By:    /s/ Daniel Fancher
      -------------------------------          ---------------------------------
      Anthony Gould                            Daniel Fancher
Its:  President                         Its    President


ECONOLITE CONTROL PRODUCTS, INC.


By:   /s/ Michael Doyle
      -------------------------------
      Michael Doyle
Its:  Chairman